UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2018 (July 22, 2018)

LIFEPOINT HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Seven Springs Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 920-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 22, 2018, LifePoint Health, Inc., a Delaware corporation (“LifePoint” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RegionalCare Hospital Partners Holdings, Inc. (D/B/A RCCH HealthCare Partners), a Delaware corporation (“RCCH”), and Legend Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of RCCH (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a subsidiary of RCCH on the terms and conditions set forth in the Merger Agreement. RCCH is owned by certain funds managed by affiliates of Apollo Global Management, LLC. (“Apollo”).

The board of directors of the Company (the “Board of Directors”) unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of the Company and its stockholders, and approved the Merger Agreement and the transactions contemplated thereby, including the Merger.

At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock (“Common Shares”) outstanding immediately prior to the Effective Time (other than Common Shares held directly by RCCH or Merger Sub, Common Shares held by the Company as treasury stock, Common Shares held by any subsidiary of either the Company or RCCH (other than Merger Sub) and Common Shares with respect to which the holder thereof is entitled to appraisal rights under Delaware law and properly complies with the provisions of Delaware law as to appraisal rights with respect to such Common Shares) will cease to be outstanding and will be converted into the right to receive $65.00 in cash, without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement, (i) each of the Company’s stock options will be fully vested and canceled and converted into the right to receive an amount in cash, without interest and less applicable withholding taxes, equal to the product of (x) the excess, if any, of the Merger Consideration over the applicable exercise price per share of such stock option and (y) the number of Common Shares subject to such option (and any options that are “out of the money” at the Effective Time shall be cancelled for no consideration or payment), (ii) each of the Company’s restricted stock units will be fully vested and canceled and converted into the right to receive an amount in cash, without interest and less applicable withholding taxes, equal to the product of (x) the Merger Consideration and (y) the number of Common Shares subject to such restricted stock unit and (iii) each of the Company’s performance restricted stock units will be fully vested and canceled and converted into the right to receive an amount in cash, without interest and less applicable withholding taxes, equal to the product of (x) the Merger Consideration and (y) (1) in the case of unvested performance restricted stock units, the number of Common Shares subject to such performance restricted stock unit as set forth in the applicable award agreement or (2) in the case of vested performance restricted stock units, the number of Common Shares subject to such performance restricted stock unit based on the actual level of achievement of performance goals in accordance with the terms of the applicable award agreement.

RCCH has obtained equity and debt financing commitments to finance the transactions contemplated by the Merger Agreement and pay related fees and expenses. Certain funds managed by affiliates of Apollo have committed to provide capital to RCCH with equity contributions of up to $1.0 billion in the aggregate, subject to the terms and conditions set forth in an equity commitment letter.  Citigroup Global Markets Inc., Barclays, Royal Bank of Canada, RBC Capital Markets, Credit Suisse Loan Funding LLC, Credit Suisse AG, PSP Investments Credit USA LLC and an affiliate of Qatar Investment Authority have agreed to provide an aggregate of $4.975 billion of committed debt financing and an aggregate of $800 million of commitments under an asset-based revolving facility.  The lenders’ obligations to provide debt financing under the debt commitment letters are subject to a number of customary conditions. Using the proceeds from these equity and debt financing commitments, it is currently anticipated that the combined company will repay or redeem all outstanding borrowings under the Company’s existing credit facility and the Company’s existing senior notes due 2021, senior notes due 2023 and senior notes due 2024 and RCCH’s existing credit facilities. RCCH expects that its existing notes will rank equally in right of payment with the debt raised pursuant to the debt commitments with respect to the combined company.

The Merger Agreement provides that, during the period beginning on the date of the Merger Agreement and continuing until 12:01 a.m. (New York City time) on August 22, 2018 (the “No-Shop Period Start Date”), the Company and its subsidiaries may (i) solicit, initiate, facilitate or encourage Alternative Transaction Proposals (as defined in the Merger Agreement) from third parties, including by way of furnishing information regarding the Company and its subsidiaries to such third parties pursuant to acceptable confidentiality agreements and (ii) participate in discussions or negotiations with respect to any Alternative Transaction Proposals. Beginning on the No-Shop Period Start Date and continuing until the Effective Time or, if earlier, the valid termination of the Merger Agreement in accordance with its terms, the Company will become subject to customary “no shop” restrictions prohibiting the Company from, among other things, (A) soliciting, initiating or knowingly encouraging, facilitating or assisting in the making any Alternative Transaction Proposal or any inquiries, offers or proposals that could reasonably be expected to lead to an Alternative Transaction Proposal or the consummation thereof or (B) entering into, continuing, knowingly encouraging or otherwise participating or engaging in any discussions or negotiations regarding, providing or affording access to its properties, assets, books and records or personnel or furnishing to any third party any non-public information, in each case in connection with or relating to any Alternative Transaction Proposal, subject to certain customary exceptions to permit the Board of Directors to comply with its fiduciary duties. The Company may continue to engage in the foregoing activities with any person or group of persons (or group that includes any such person or group of persons) subject to certain limitations, from whom the Company has received a written Alternative Transaction Proposal after the execution of the Merger Agreement and prior to the No-Shop Period Start Date that the Board of Directors determines in good faith, after consultation with its advisors, constitutes, or could reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement) (each such person or group, an “Exempted Person”), until the time that such Exempted Person ceases to be an Exempted Person.  An Exempted Persons ceases to be an Exempted Person upon the earliest to occur of, among other things, such person notifying the Company in writing that it is withdrawing its Alternative Transaction Proposal and 12:01 a.m., New York City time on September 21, 2018.

The Board of Directors has unanimously resolved to recommend that the Company’s stockholders vote in favor of adoption of the Merger Agreement. Prior to obtaining the Company Stockholder Approval (as defined below), the Board of Directors may change its recommendation (an “Adverse Recommendation Change”) (A) upon the occurrence of an event, occurrence, fact, condition, change, development or effect that was not known (or, if known, the consequences of which were not reasonably foreseeable) by the Board of Directors as of the date of the Merger Agreement and, among other things, does not relate to an Alternative Transaction Proposal or any matter relating thereto or consequences thereof (an “Intervening Event”) or (B) in response to a Superior Proposal from a third party, in the case of both preceding clauses (A) and (B), which the Board of Directors determines, in good faith, after consultation with its legal counsel, that the failure to take such action would be inconsistent with the directors’ fiduciary duties to the Company’s stockholders under applicable law.  In addition, in response to an Alternative Transaction Proposal from a third party that did not result from a breach of the “no-shop” restrictions and that the Board of Directors determines, in good faith, after consultation with its advisors, constitutes a Superior Proposal, the Company may terminate the Merger Agreement to accept the Superior Proposal upon payment of a termination fee (as described below). Prior to taking the actions described above, the Company must provide RCCH a three business day period during which the Company would be required (if requested by RCCH and so long as RCCH continues to negotiate in good faith) to negotiate in good faith with RCCH and consider in good faith adjustments to the Merger Agreement proposed by RCCH. After consideration of such adjustments, the Board of Directors may only effect an Adverse Recommendation Change or terminate the Merger Agreement, as applicable, if, with respect to a Superior Proposal, the Board of Directors determines, in good faith, after consultation with its advisors, that the Alternative Transaction Proposal would continue to constitute a Superior Proposal if such adjustments were to be given effect and, with respect to an Intervening Event, the Board of Directors determines, in good faith, after consultation with its advisors, that the failure to make an Adverse Recommendation Change would continue to be inconsistent with the directors’ fiduciary duties under applicable law. In the event of any change to the financial or other material terms of a Superior Proposal or the fact or circumstances relating to an Intervening Event, the Company must again comply with the foregoing procedures, except that such three-day period will be a two-day period.

The Company’s stockholders will be asked to vote on the adoption of the Merger Agreement at a special stockholders’ meeting that will be held on a date to be announced as promptly as reasonably practicable following the customary Securities and Exchange Commission (the “SEC”) review process. The consummation of the Merger is subject to a condition that the Merger Agreement be adopted by the affirmative vote of the holders of at least a majority of the outstanding Common Shares entitled to vote in accordance with Delaware law (the “Company Stockholder Approval”). The consummation of the Merger is also subject to (i) receipt of certain regulatory approvals, including the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any statute, rule, regulation, executive order, decree, ruling or injunction of any governmental entity or any other order making illegal, prohibiting, restraining or enjoining consummation of the Merger and (iii) other customary closing conditions.

The Merger Agreement contains certain termination rights, including, among others, the right of the Company to terminate the Merger Agreement to accept a Superior Proposal, subject to specified limitations and payment by the Company of a termination fee of $80,352,000, or $40,176,000 if the Company terminates the Merger Agreement in connection with its entry into an alternative transaction agreement providing for a Superior Proposal with an Exempted Person. The Merger Agreement also provides that RCCH will be required to pay to the Company a reverse termination fee of $160,703,000 under certain circumstances in connection with a breach by, or attributable to, RCCH or Merger Sub of the Merger Agreement, the failure of RCCH and Merger Sub to consummate the Merger when required pursuant to the Merger Agreement. In addition, the Company will be required to reimburse RCCH for certain expenses up to $20,000,000 in the aggregate in connection with the failure of the Company to obtain the Company Stockholder Approval.

Subject to certain exceptions and limitations, either party may terminate the Merger Agreement if the Merger is not consummated by March 22, 2019, which date may be extended by mutual written consent, by either the Company or RCCH by written notice to the other party up to a date not beyond May 22, 2019 under specified conditions or by RCCH for a limited time in connection with its debt financing marketing period.

If the Merger is consummated, the Common Shares will be delisted from the NASDAQ Global Select Market and deregistered under the Securities Exchange Act of 1934.

The Company, RCCH and Merger Sub have made representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (i) the conduct of the Company’s and its subsidiaries’ businesses in the ordinary course during the period between the date of the Merger Agreement and the Effective Time, (ii) a meeting of the Company’s stockholders for the purpose of obtaining the Company Stockholder Approval and (iii) regulatory approvals.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be a complete description of all the parties’ rights and obligations under the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been included as an exhibit hereto solely to provide investors and securityholders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company, RCCH or their respective subsidiaries or affiliates. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by (A) certain matters specifically disclosed in publicly available reports filed by the Company with the SEC on or after January 1, 2016, but prior to two business days before the date of the Merger Agreement and (B) matters specifically described in a confidential disclosure letter delivered by the Company to RCCH in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement, which might differ from what is viewed as material by an investor or a securityholder, and (iv) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Investors and securityholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public reports. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the documents that the Company files or has filed with the SEC.

Item 7.01. Regulation FD Disclosure.

On July 23, 2018, the Company and RCCH issued a joint press release announcing the transactions contemplated by the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

The press release is being furnished pursuant to Item 7.01, Regulation FD Disclosure. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving the Company. In connection with the proposed merger, the Company plans to file with the Securities and Exchange Commission (the “SEC”) preliminary and definitive proxy statements and other relevant documents. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the proxy statement and other documents filed by the Company with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.lifepointhealth.net.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s Common Shares in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 23, 2018, and proxy statement for its 2018 annual meeting of stockholders, filed with the SEC on April 25, 2018. Additional information regarding potential participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant documents to be filed by the Company with the SEC in respect of the proposed transaction.

Forward Looking Statements

This communication contains certain information, including statements as to the expected timing, completion and effects of the proposed merger involving the Company, which may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Such forward looking statements include, among others, statements about the benefits of the proposed transaction, including future financial and operating results, plans, objectives, expectations for the Company and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of the management of the Company and are subject to significant risks and uncertainties outside of the Company’s control. These risks and uncertainties include the possibility that the anticipated benefits from the proposed transaction will not be realized, or will not be realized within the expected time periods; the occurrence of any event, change or other circumstances that could give rise to termination of the proposed transaction agreement; the failure of the Company’s stockholders to adopt the merger agreement; operating costs, loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the announcement of the proposed transaction; the retention of certain key employees at the Company; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; the inability to obtain necessary regulatory approvals of the proposed transaction or the receipt of such approvals subject to conditions that are not anticipated; the risk that a condition to closing the transaction may not be satisfied on a timely basis or at all; the risk that the proposed transaction fails to close for any other reason; the outcome of any legal proceedings related to the proposed transaction; the parties’ ability to meet expectations regarding the timing and completion of the proposed transaction; the impact of the proposed transaction on the Company’s credit rating; and other risks described in the Company’s Form 10- K, Form 10-Q and Form 8-K reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

2.1                               Agreement and Plan of Merger, dated as of July 22, 2018, by and among LifePoint Health, Inc., RegionalCare Hospital Partners Holdings, Inc. and Legend Merger Sub, Inc.*

99.1                        Joint Press Release of the Company and RegionalCare Hospital Partners Holdings, Inc. dated July 23, 2018.

*                       Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally copies of any of the schedules or exhibits upon request by the SEC.

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 22, 2018, by and among LifePoint Health, Inc., RegionalCare Hospital Partners Holdings, Inc. and Legend Merger Sub, Inc.*

99.1	Joint Press Release of the Company and RegionalCare Hospital Partners Holdings, Inc. dated July 23, 2018.

*                       Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally copies of any of the schedules or exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HEALTH, INC.

By:	/s/ Jennifer C. Peters
Name:	Jennifer C. Peters
Title:	General Counsel and Corporate Secretary

Date: July 23, 2018